UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

SYMMETRY MEDICAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

220 West Market Street, Warsaw, Indiana 46580
(Address of Principal executive offices, including Zip Code)

(574) 268-2252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information disclosed below under Item 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 13, 2006, Symmetry Medical Inc. (“Symmetry”) entered into an Amended and Restated Credit Agreement (“Amended Credit Agreement”) among Symmetry, Wachovia Bank, National Association as Administrative Agent, the lenders identified on the signature pages thereto, General Electric Capital Corporation as Syndication Agent and CIT Lending Services Corporation and Charter One Bank, N.A. as Documentation Agents. The Amended Credit Agreement amends and restates obligations of Symmetry created pursuant to the Credit Agreement dated December 14, 2004, among Symmetry, Wachovia Bank, National Association as Administrative Agent, the lenders identified on the signature pages thereto, and the Syndication Agents and Documentation Agents as defined therein. The Amended Credit Agreement is guaranteed by Symmetry’s wholly-owned subsidiaries in the United States, and Symmetry’s obligations thereunder are secured by substantially all of Symmetry’s and the subsidiary guarantors’ real and personal property.

The Amended Credit Agreement adds a new term loan facility in the aggregate amount of $40,000,000 (“New Term Loan”), making the aggregate principal amount of the credit facilities equal to $104,500,000. The New Term Loan will mature June 13, 2011, and is to be repaid in equal quarterly installments, with annual principal reductions for the years 2006 through 2011 of 0.5%, 1%, 1%, 3.1%, 27.5% and 66.9%, respectively. The existing term loan matures December 14, 2009, and is to be repaid in equal quarterly installments with annual principal reductions for the years 2006 through 2009 of 0%, 28.6%, 35.7% and 35.7%, respectively.

In addition, under the Amended Credit Agreement Symmetry may, from time to time, request either additional term loans (“Incremental Term Loans”) or additional revolving credit commitments from one or more lenders, the aggregate amount of which may not exceed $75,000,000. Incremental Term Loans shall have terms as agreed to by Symmetry and the lenders extending such loans and shall mature no earlier than the New Term Loan. Additional revolving credit commitments shall mature, as shall amounts due under the existing revolving credit commitments, June 13, 2011.

Under the Amended Credit Agreement, Symmetry may, at its option, elect to have borrowed funds bear interest at the London Interbank Offered Rate (LIBOR) plus an applicable margin, or at a “Base Rate” plus an applicable margin. The applicable margin varies depending on the “Total Leverage Ratio” achieved by Symmetry. The copy of the full text of the Amended Credit Agreement is referenced as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibits:

10.1

Amended and Restated Credit Agreement, dated June 13, 2006, among Symmetry Medical Inc. as borrower, Wachovia Bank, National Association as Administrative Agent, the lenders identified on the signature pages thereto, General Electric Capital Corporation as Syndication Agent and CIT Lending Services Corporation and Charter One Bank, N.A. as Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRY MEDICAL INC.

/s/ Fred Hite
Date: 6/14/06	Name:	Fred Hite
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement, dated June 13, 2006, among Symmetry Medical Inc., Wachovia Bank, National Association as Administrative Agent, the lenders identified on the signature pages thereto, General Electric Capital Corporation as Syndication Agent and CIT Lending Services Corporation and Charter One Bank, N.A. as Documentation Agents.